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EXHIBIT 21.  Subsidiaries
FIRST SECURITY CORPORATION
For the year ended December 31, 1997
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                                                                                          Organized         Percentage of
                                                                                          Under         Voting Securities
Tier and Name of Subsidiary (A)                                  Location                 Laws of            Owned by FSC
----------------------------------------------------------------------------------------- ----------- -------------------
First Security Bank, National Association (B)                    Salt Lake City, Utah     U.S.A.                    100.0
  2nd Tier: CrossLand Mortgage Acquisition Corp.                 Salt Lake City, Utah     Utah                      100.0
    3rd Tier: CrossLand Mortgage Corp.                           Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Hong Kong Agreement Corp.             Salt Lake City, Utah     Utah                      100.0
    3rd Tier: First Security Trade Services Ltd.                 Hong Kong, Hong Kong     China                     100.0

First Security Bank of New Mexico, National Association          Albuquerque, NM          U.S.A.                    100.0

First Security Bank of Nevada                                    Las Vegas, Nevada        Nevada                    100.0
  2nd Tier: First Security Trust Company of Nevada               Las Vegas, Nevada        Nevada                    100.0
  2nd Tier: First Security Services of Nevada, Inc.              Las Vegas, Nevada        Nevada                    100.0

First Security Leasing Company                                   Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Leasing Company of Nevada             Las Vegas, Nevada        Nevada                    100.0

First Security Processing Services, Inc.                         Salt Lake City, Utah     Utah                      100.0

First Security Insurance, Inc.                                   Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Insurance of Idaho, Inc.              Boise, Idaho             Idaho                     100.0
  2nd Tier: Intermountain Insurance Agency, Inc. (Inactive)      Salem, Oregon            Oregon                    100.0
  2nd Tier: First Security Insurance of Oregon Inc.              Portland, Oregon         Oregon                    100.0
  2nd Tier: First Security Benefits                              Salt Lake City, Utah     Utah                      100.0

First Security Life Insurance Company of Arizona                 Salt Lake City, Utah     Arizona                   100.0

First Security Investment Services, Inc.                         Salt Lake City, Utah     Utah                      100.0
  2nd Tier: First Security Investor Services                     Salt Lake City, Utah     Utah                      100.0
    3rd Tier: First Security Investor Services of Nevada, Inc.   Las Vegas, Nevada        Nevada                    100.0
    3rd Tier: First Security Investor Services of Wyoming, Inc.  Rock Springs, Wyoming    Wyoming                   100.0
  2nd Tier: First Security Investment Management, Inc.           Salt Lake City, Utah     Utah                      100.0

First Security Business Investment Corporation                   Salt Lake City, Utah     Utah                      100.0

First Security Service Company                                   Salt Lake City, Utah     Utah                      100.0

First Security Information Technology, Inc.                      Salt Lake City, Utah     Utah                      100.0

First Security Mortgage Company (Inactive)                       Salt Lake City, Utah     Utah                      100.0
  2nd Tier: Asset Recovery, Inc. (Inactive)                      Salt Lake City, Utah     Utah                      100.0

First Security Capital I                                         Salt Lake City, Utah     Delaware                  100.0

First Security Capital Markets Inc.                              Salt Lake City, Utah     Utah                      100.0

First Security Specialized Services Inc.                         Salt Lake City, Utah     Utah                      100.0

(A) All subsidiaries are included in consolidated financial statements.
(B) FSCO created FS Bank from these mergers: FSB Utah and FSB Idaho (June 1996); FSB Oregon (May 1997); FSB Wyoming (November 1997).
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